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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors of Bestfoods:


We consent to incorporation by reference in the Registration Statements on Forms S-8 (No. 2-92248 and 33-49847) and on Form S-3 (No.333-64301) of Bestfoods of
our report dated February 10, 1999, relating to the consolidated balance sheets of Bestfoods and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1998 which report appears in the December 31, 1998 annual report on Form 10-K of Bestfoods.



                                             /S/ KPMG LLP
                                                (KPMG LLP)


New York, New York
March 23, 1999



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